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                                                                    EXHIBIT 21.1

Subsidiary                              Jurisdiction of Incorporation or Formation
----------                              ------------------------------------------
Open Solutions RDS Technologies, Inc.               Delaware

Maxxar Corporation                                  Delaware

re:Member Data Services, Inc.                       Indiana

Open Solutions CU Technologies, Inc.                Delaware

6529936 Canada, Inc.                                Federal Canada

Datawest Solutions Inc.                             Federal Canada

Datawest Technology Services Ltd.                   British Columbia, Canada

Datawest Solutions (partnership)                    Ontario, Canada

TCS (Canada) Ltd.                                   Ontario, Canada